Apix International Limited
                           --------------------------

                            Loan Facility Term Sheet

                      Loan Roll-Over and Facility Increase


 Borrower:
 ---------

       Cardima Inc.
       47266 Benicia Street
       Fremont, California 94538-7330
       Attn:Gabe Vegh


 Lender:
 -------

       Apix International Limited
       Attn:    Mr. Victor Lee

       Attn:    Mr. Robert Cheney




Facility:
---------

$3,000,000.00 (provided to date and fully drawn down)

$660,000.00 New Facility

Current Status:
---------------

Cardima Inc. (the "Borrower") has entered into a Loan Agreement and related security agreements with Apix International Limited (the "Lender" and/or "Apix"). The Borrower has borrowed US$3 million under this Loan Agreement (the "Loan). The Loan and the related Fees, Interest and Expenses will mature on February 28, 2006 when an amount in excess of US$4,100,000 shall be due and owning to the Lender.

The Borrower has indicated to the Lender that it will be unable to repay the Loan or any part thereof owing on the Maturity Date. The Borrower has requested that the Lender extend the maturity of the existing Loan and provide an additional loan facility.

The purpose of this Term Sheet is to set forth terms for the roll-over of the existing loan facility and the grant of an additional loan facility to the Borrower.

New Term/ Maturity Date:
------------------------

Subject to the terms set forth herein the existing loan facility of US $3 million which matures on February 28 will have its maturity date extended to May 18, 2006 (the "Maturity Date"). Interest will continue to be calculated on the entire principal amount advanced from time to time on the same terms. The Fees and Warrants granted will be adjusted as set forth herein.

Fee Adjustment:
---------------

In recognition of the inability of the Borrower to repay the Loan and Fees as due and owing and in consideration of the extra-ordinary risk the Lender is undertaking in extending the facility the related fees shall be adjusted as follows:

The Facility Fee for originating the loan of $60,000.00 shall be increased to $80,000.00.

The Facility Fee is partial compensation to the Lender for the economic benefit provided to the Borrower. The Facility Fee is a material inducement for the Lender's willingness to extend the loan facility to the Borrower and such fee is not intended to reimburse the Lender for any costs or expenses associated with or incurred by the Lender in connection with the loan transaction.

The Exit Fee for providing the loan facility at a critical time and now for extending the loan facility at a critical time and for terminating the loan (on or before the Maturity Date) and releasing the security shall be increased from $900,000 to $1,300,000.00.

The Exit Fee is additional consideration to the Lender for the economic benefit provided to the Borrower. The Exit Fee is a material inducement for the Lender's willingness to extend the loan facility to the Borrower and to grant an extension of the Maturity Date to May 18, 2006.

The Facility Fee and Exit Fee shall be payable on or before the new maturity date of May 18, 2006.

The Lender may elect to accept cash or shares of the company, or a combination of cash and shares in any proportion, at its sole discretion, for satisfaction of both the Facility Fee and Exit Fee. If the Lender elects to receive shares for all, or a portion of the fees, the number of shares shall be calculated by taking the amount of fees and using a price of six-cents per share and dividing the fee amount by six-cents. This would mean if the entire $1,380,000 were to be paid for in shares the Lender would receive 23 Million shares of the Borrower. Any shares issued in satisfaction of fees shall be registered by the Borrower as provided below.

The Facility Fee and Exit Fee shall be fully payable on the Maturity Date, 18 May 2006 once this Term Sheet has been executed by the Borrower and the Lender irrespective of the actual amount of funds utilized by the Borrower under the facility or early or pre-payment by the Borrower.


Loan Principal Convertible:
----------------------------

The Borrower hereby grants the Lender the right to convert all or any part of the principal amount advanced under the original loan facility and all or any part of the principal amounts advanced under this new extended loan facility into common shares of the Borrower on the same terms as the convertibility of the Fees. The amount of principal elected to be converted by the Borrower shall be converted into common shares of the Borrower using a price of six-cents per share and dividing the principal amount elected to be converted by six-cents. On this basis if the Lender elected to convert $1.2 million of principal into common shares it would receive 20 million common shares.


New Warrant & Price Adjustment:
-------------------------------

The Borrower is currently obligated to deliver to the Lender a Warrant for 30 million common shares with an exercise price of ten-cents ($0.10). The Borrower hereby agrees to adjust the exercise price of this existing warrant to six-cents ($0.06) with all other terms to remain the same.

Whereas the extension of the Maturity Date of this loan is critical for the survival of the Borrower and the Borrower would be unable to continue to operate without this extension and whereas the Lender has taken on extraordinary risk in making the loan and extending the loan Maturity Date the Borrower hereby offers and the Lender accepts as an additional material inducement for the Lender to extend the Maturity Date and to continue to provide the loan facility and as additional consideration a Warrant to purchase the capital stock ("Shares") of the Borrower on the following terms:

     Number of Shares: 20 Million (20,000,000)

     Strike Price: $0.06

     Term: The Warrant (the "March 8 Warrant") shall be delivered within 14 days from the date the Term Sheet is executed and may be exercised commencing on March 8, 2006 and shall be valid for a term of ten (10) years from March 8, 2006.

     Denominations:
     --------------

The warrant shall be issued in amounts divisible by units of 500,000 shares or such lesser amount as is required to round out the total and shall be exercisable in whole or in part at any time at the sole discretion of the holder. In the event a warrant is partially exercised the Borrower shall deliver a warrant for the unexercised balance in the same form within 15 days.

     Registration Rights:
     --------------------

Borrower agrees to cause the Shares issuable or issued to the Lender in connection with the satisfaction of the Fees, Interest payable, or Principal amounts of the loan or in connection with the exercise of the Warrant to be registered under the Securities Act on an effective and current registration on Form S-1 (the "Registration Statement") by filing a registration statement with the SEC as soon as reasonably practicable after the date of issuing this warrant, but in any event no later than 5:00 pm Eastern Time on May 31, 2006 (the "Outside Registration Date") shall cause the Registration Statement to be declared effective; provided however, the Outside Registration Date shall be extended for delays beyond Borrowers controls but only to the extent the Borrower has promptly responded to all requests, requirements and orders of the SEC and/or such government agencies with jurisdiction over such Registration Statement. Borrower shall keep the Registration Statement effective and current and shall obtain and maintain in full force and effect all related qualifications, registrations or other compliances that may be necessary under the laws of any applicable jurisdiction, including, without limitation, state securities or "blue sky" laws, until such time as all of the shares issued for fees or under the warrant have been sold or otherwise disposed of and the warrant has expired.


Availability of New Facility:
-----------------------------


First Draw Down:
$200,000.00  Bridge Loan advanced  immediately upon signing of this Term Sheet.

Second Draw Down:

$220,000.00 on or after March 3, 2006 (the "Second Draw Down") subject to an amended loan agreement being executed in accordance with the terms of this Term Sheet and subject to the sole and absolute discretion of the Lender.

Third Draw Down:
$240,000 on or after March 22, 2006 (the "Third Draw Down") is subject to the sole and absolute discretion of the Lender.

The "Second Draw Down" and "Third Draw Down" loan advances detailed above shall be provided at the Lenders sole and absolute discretion. The Lender shall have no obligation to act reasonably or otherwise in exercising its discretion and may elect to terminate further loan advances for any reason whatsoever or for no reason.

The Lender at its sole and absolute discretion may elect to terminate the loan facility at any time on or after March 28, 2006 and all amounts then outstanding including principal, interest, fees and expenses shall become immediately due and owing.

New Facility Fees:
------------------


A. First Draw Down

For the first $200,000 loan of the new facility the fees and warrants shall be increased as follows:

Additional Exit Fee:  $80,000.00

Additional Warrants:  3,800,000 on the same date and terms as provided for above for the March 8 Warrant.

B. Second Draw Down

For the second $220,000 loan of the new facility the Fees and Warrants shall be increased as follows:

Additional Exit Fee:  $80,000.00

Additional Warrants:  3,800,000 on the same date and terms as provided for above for the March 8 Warrant.

C. Third Draw Down

For the third $240,000 loan of the new facility the Fees and Warrants shall be increased as follows:

Additional Exit Fee:  $100,000.00

Additional Warrants:  4,200,000 on the same date and terms as provided for above for the March 8 Warrant.

Accordingly if all three drawn downs are advanced to the Borrower then the Exit Fee will increase by an amount of $260,000.00 and the Warrants will increase by an amount of 11,800,000.

Repayment Date:
---------------

It is the obligation of the Borrower to repay the Loan and all outstanding interest and Fees in full on or before May 18, 2006.

Closing:
--------

The Closing Date shall be as soon as practical following the execution of this Term Sheet subject to the absolute discretion of the Lender. The Lender accepts no obligation whatsoever to extend the loan or to advance any funds to the Borrower until both the Borrower and the Lender have agreed to and executed all of the documents and agreements contemplated herein, namely, the Term Sheet; the Amended Loan Agreement; the Intellectual Property Security Agreement; the Warrant; and all additional documents and steps contemplated and referred to therein required to be delivered on Closing.

Entering into the Term Sheet and advancing further funds shall not obligate the Lender to advance any additional funds unless the Borrower shall complete and execute the documents contemplated on Closing including the Final Term Sheet, the Amended Loan Agreement and any other documents reasonably required by the Lender to bring the terms hereof into effect.

Interest Rate:
--------------

10% per annum calculated with simple interest on the outstanding balance. Interest accrued during the loan term shall be payable in full on or before the Maturity Date. The Lender may elect, at the Lender's sole and absolute discretion, to accept shares of the Borrower in satisfaction of the outstanding interest accrued and owing on the Maturity Date. In the event it elects to accept shares, in whole or in part, in proportions it shall determine at the Lender's sole discretion, then the number of shares shall be determined by dividing the amount of interest to be satisfied with shares by six-cents ($0.06) per share to determine the total number of shares to be issued. Accordingly, $12,000.00 of interest would require 200,000 shares to be issued for payment. The conversion rate of six-cents shall apply to all interest accrued including the interest in respect of the initial loan facility.


Authorized Share Availability
-----------------------------

The exercise by the Lender of the right to convert Fees, Interest or Principal into shares of the Borrower shall be subject to the availability, in each instance, of sufficient authorized shares in the share capital of the Borrower being available for this purpose. In the event the Lender wishes to convert then it shall be entitled to convert until all authorized shares have been utilized. Any portion of Fees, Interest or Principal not capable of conversion shall be deferred for a period of 120 days. During the period of deferral the Lender can elect (at any time) to either await an increase in capital by the company or to accept a two-year warrant in an equal number of shares at the same exercise price (the exercise of which shall be subject to an increase in the authorized capital) and cash payment. In the event the Lender elects to await an increase in the authorized capital and such increase cannot occur for any reason within 6 months from the election then the Lender may accept cash payment together with the warrant for this unconverted portion.




Term-Maturity Date:
-------------------

The loan shall be repayable, in full, together with interest thereon, Facilities Fees, and Exit Fee and any other amounts owing on May 18, 2006.

Deposit Account
---------------

Control:
--------

Lender and Borrower shall enter into a "deposit account control agreement" on commercially reasonable terms in which all the Borrower's accounts with any financial institution shall be subject to the Lender's right, in the event of Borrower's default under the terms of the Loan Agreement, to direct such institution to restrict the use of such accounts and to turn over the proceeds from such accounts to Lender.

At Lender's election and sole discretion, upon seven (7) days written notice following the event of Borrower's default under the terms of the Loan Agreement, Borrower shall direct all accounts receivable payments and any payments due to the Borrower whatsoever to be paid to an account controlled by the Lender.



Reporting:
----------

The Borrower shall keep the Lender well informed of all material information that can affect the Borrower's financial status, the ability to repay the loan on time or at all and its general business prospects for continuing operations. In addition to keeping the Lender well informed and current on all material information, the Borrower will specifically provide the following:

     1.   Accounts Receivable and Payables monthly.
     2. Exceptional material events of any kind, as soon as practicable by phone and email, but not more than 12 hours.
     3. Company prepared financial statements monthly, within fifteen (15) days of month end.
     4. Bank statements to be faxed or emailed immediately upon receipt or the Borrower may provide the Lender on-line "view only" access to such accounts.
     5.   Year end financial statements and tax returns within 90 days of FYE.
     6. Legal documents or demands served on the Borrower, liens or claims filed in respect of the Borrower's assets, immediately by fax or email with phone confirmation to follow.

Collateral:
-----------

As security for all the Borrower's obligations under the Loan Agreement and related documents the Borrower shall grand to the Lender a first priority security interest in all of the Borrower's assets now owned or hereafter acquired (hereinafter referred to collectively as, the "Collateral"), including, but not limited to: bank accounts, certificates of deposit, investment vehicles or accounts, cash, accounts receivable, instruments, chattel, paper, and other general intangibles, real estate, leases, leasehold improvements, inventory, machinery, equipment, furniture, fixtures, tools, copyrights, patents, licenses, trademarks, trade names, and any and all other forms of intellectual property (all intellectual property being collectively referred to as "IP") owned or licensed by Borrower. The recordation of a UCC- Financing Statement (and Deed of Trust, if applicable) evidencing Lender's security interest in the Collateral together with all other documents necessary to perfect Lender's security interest in Borrower's IP shall be required before funding.

Notwithstanding the foregoing, the Collateral shall exclude any equipment subject to existing equipment leases or motor vehicles leases or equipment lines of credit in place prior to the Closing and such other equipment or motor vehicles subsequently acquired under such facilities.

The Borrower warrants and represents that at the time of the execution of this Term Sheet there are no liens or claims against the Borrower's intellectual property other than the claims made by Agility which shall be discharged immediately with the proceeds of the Bridge Loan hereunder.

Prepayment:
-----------

Borrower may pay off the entire loan together with the fees and interest due and owing without penalty. All payments will be applied first against all obligations under the Loan Agreement other than interest and principal, then in satisfaction of all accrued and unpaid interest through the date of such payment and then against principal.

The Borrower shall give the Lender not less than ten (10) days advance written notice of the intention to prepay the loan and shall allow the Lender to elect to receive cash or shares for any portion of the obligations for which the Lender shall be entitled hereunder to elect shares.




Other Conditions:
-----------------

     1. The sale of any assets of the company in excess of US$20,000 in value shall be subject to the approval of the Lender and the Lender shall be given 14 days notice of any proposed sale to consider the commercial fairness of the terms.
     2. The Borrower shall not undertake any other form of loan or equity financing without the express written consent of the Lender which shall not be unreasonably withheld. The Borrower may enter into discussions regarding loan or equity financing but shall keep the Lender informed of such discussions.
     3. The Borrower shall inform the Lender of any proposed issuance of shares or granting of options.
     4. No payments shall be made to the Directors or Senior Officers of the Borrower other than those expressly approved under the loan budget or payments for the reimbursement of incidental expenses related to company authorized travel or the ordinary conduct of the Borrower's business without the express written consent of the Lender.


Debt Subordination:
----------------------

Any and all loans or other obligations of the Borrower shall be subordinated to interest of the Lender excepting there from only Borrower's obligations under equipment leases existing prior to the date of the Closing, provided such facilities are only secured by such equipment or related software and were undertaken in the normal course of business.

The Borrower hereby warrants and represents that it currently has no outstanding loans except the amounts owing to Agility. The amounts owing and claimed by Agility from the Borrower have been fully disclosed to the Lender.

The Lender further acknowledges that its rights may be subject to the statutory legal rights of employees to compensation for termination as provided for by law.

Full Repayment::
----------------

The outstanding principal balance, all accrued interest unpaid and all other amounts due and owing under the terms of the Loan Agreement shall be immediately due and payable in full on or before the Maturity Date of May 18.

TIME IS OF THE ESSENCE WITH RESPECT TO ANY PAYMENT DUE HEREUNDER. The Borrower shall be in immediate default hereunder if any payment is not made in a timely manner, without any right to cure unless such right to cure is granted by the Lender in each instance, which consent shall be in the sole discretion of the Lender and may be withheld for any reason or for no reason whatsoever.

The Lender is not in the ordinary business of extending loans to distressed companies and it is agreed and acknowledged by the Borrower that the Lender shall suffer substantial and material harm if the full amounts owing under the terms of the Loan Agreement and related documents are not paid in full on or before May 18, 2006.

The Borrower shall give the Lender not less than ten (10) full days written notice prior to its intention to repay the amounts owing to the Lender in full or in part and shall allow the Lender to elect during such 10 day period what amounts shall be repaid in cash and which amounts the Lender shall elect to accept payment for in shares. Accordingly if payment is to be made by the Borrower on 18 May, 2006, written notice of such intention shall be issued by the Borrower not later than 7 May, 2006.

Notwithstanding the Maturity Date, in the event the Borrower effects and the Lender consent to:

     1.   a sale of the Borrower's surgical rights;
     2.   a sale of other assets for proceeds in excess of $1,000,000;
     3.   a new loan facility;
     4.   an equity financing with proceeds in excess of $1,000,000;
     5.   a sale of the entire company or EP rights;

Then all obligations under the Loan Agreement shall become immediately due and payable in full (including all accrued interest through to the date of repayment and such other amounts due and owing) and the loan facility shall be terminated (the above events being referred to as a "Triggering Event").

Upon the occurrence of a Triggering Event, Lender shall be entitled to one hundred percent (100%) of the proceeds of such transaction(s) after deducting the reasonable non-operating out-of-pocket costs of such transaction until such time as the loan facility has been indefeasibly repaid in full (including, without limitation, all principal, accrued interest thereon, fees and other amounts due the Lender). In the event the consideration payable to Borrower in connection with such transaction(s) is other than cash in an amount sufficient to indefeasibly satisfy all of the Borrower's obligations under the loan facility, Lender shall be entitled to receive, in addition to such cash (or, at Lender's election, unrestricted, publicly tradable marketable securities, provided such securities are traded on a major public exchange and in regular daily volume sufficient to allow immediate liquidation thereof without negatively impacting the value of such non-cash consideration (after deducting the reasonable non-operating out-of-pocket costs of sale) until full repayment. In the event the Lender elects to receive such unrestricted, publicly tradable marketable securities, Lender shall credit the then outstanding balance under the loan facility, including without limitation, all accrued interest due thereon, fees and other amounts payable to the Lender, with the fair market value of such securities (based on the average closing price per share or unit for the five (5) trading days immediately preceding the date the Lender receives such securities. In the event the Borrower receives non-cash consideration in connection with such transaction, Borrower shall sell, as soon as reasonably practical, such non-cash consideration in a commercially reasonable manner in order to maximize the proceeds of such sale until all amounts owing to the Lender have been indefeasibly paid in full.

Event of Dissolution:
---------------------

Prior to the full repayment of the Borrower's obligations under the Loan Agreement and related documents, upon the occurrence of any Event of Default (as such term is defined in the various loan documents), including without limitation;

     1. Any action (voluntary or involuntary) to liquidate, dissolve and/or wind down the business of Borrower; or
     2. any action to suspend trading with respect to the Borrower's securities by the Securities Exchange Commission or any other State or Federal governmental agency; or
     3. A legal demand being made on the company by any creditor or alleged creditor demanding an amount of $40,000 or greater;
     4. The FDA issuing a rejection of the Borrower's continued efforts for approval of the EP catheter AF treatment device currently subject of the FDA dispute resolution process or any indication from the FDA that it has terminated the dispute resolution process without granting an approval letter for the device;

Then all amounts due and owing by the Borrower to the Lender shall become immediately due and payable, including without limitation, all amounts of principal, interest accrued to the date of payment, fees and other amounts as may be due and owing under the Loan Agreement and together with any shares the Lender elects to receive in payment and satisfaction of these various obligations as is their right to elect hereunder.

Exit Fee and Facility Fee:
--------------------------

The Exit Fee and Facility Fee as provided for herein are additional consideration and are a material inducement for the Lender to provide the proposed loan facility. The Lender shall be entitled to payment of the Exit Fee and Facility Fee in full upon the earlier of the Maturity Date (18 May, 2006) or the occurrence of a Triggering Event or the occurrence of an Event of Default.

Financial Covenants:
--------------------

None.

Documentation:
--------------

The Lender shall be entitled to review and approve at its sole and absolute discretion all of the documents to be executed and/or delivered in association with this loan transaction. These documents shall include:

     1.   Term Sheet;
     2.   IP Security Agreement;
     3.   Final Term Sheet;
     4.   Loan Agreement;
     5.   Final IP Security Agreement;
     6.   Warrant;
     7.   Bank Account Control Agreement;

And such other reasonable documents based upon the structure of the transaction contemplated herein.

Expenses:
---------

Borrower shall reimburse Lender on the Maturity Date for all of Lender's costs in connection with the loan transaction and documenting and funding the loan and this extension of the loan. These costs shall include, but are not limited to, the following: a due-diligence fee of $50,000 and documentation review and preparation fee of $75,000 together with any actual attorneys fees paid to attorneys qualified in California for the review and approval of all documentation, attorneys fees in respect of any actions required to be taken in furtherance of the loan or recovery of any amounts owing, or any matter in dispute with the Borrower, any direct out of pocket expenses related to the loan transaction, any direct out of pocket travel expenses to attend any meeting contemplated by the loan transaction. The Lender will provide the Borrower a list of all such expenses and amounts three (3) days prior to the Maturity Date. In the event the Lender does not provide a list then the Borrower shall pay the Lender the amount of $75,000.00.

Confidentiality:
-------------------

This Term Sheet is confidential and proprietary to all parties. This Term Sheet shall not be disclosed to third parties.

This Term Sheet is hereby agreed between the parties hereto subject to execution of the Loan Agreement and execution and delivery of the various documents contemplated hereby.

Apix International Limited                    Cardima Inc.


By: /s/ Robert Cheney                         By: /s/ Gabriel B. Vegh
    -----------------                             -------------------
    Robert Cheney                                 Gabriel B. Vegh

Dated this 14th day of February, 2006.